UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2023

Ooma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37493	06-1713274
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 ALMANOR AVENUE SUITE 200
SUNNYVALE, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 566-6600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001	OOMA	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merge

On October 20, 2023, Ooma, Inc., a Delaware corporation (the “Company”), and Geneva Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Company, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with 2600hz, Inc., a Delaware corporation (“2600hz”), and Fortis Advisors LLC, a Delaware limited liability company, as representative of certain securityholders of 2600hz. On October 20, 2023, the Company consummated the acquisition of 2600hz pursuant to the Merger Agreement (the “Acquisition”) and 2600hz became a wholly owned subsidiary of the Company (the “Surviving Corporation”).

Pursuant to the Merger Agreement, all outstanding shares of 2600hz common stock (other than shares held in treasury and shares owned by stockholders who have properly made and not withdrawn or lost a demand for appraisal rights) and vested “in-the-money options” (including any that are accelerated pursuant to the terms of 2600hz’s 2012 Equity Incentive Plan) have been cancelled in exchange for an aggregate of $33 million in cash, subject to certain adjustments. A portion of the aggregate consideration will be held in escrow to secure the indemnification obligations of 2600hz securityholders.

The Merger Agreement contains customary representations, warranties and covenants by the Company and 2600hz. In addition, the Company has agreed to cause restricted stock units to be issued under the Company’s 2015 Equity Incentive Plan to certain service providers of 2600hz who remain employed or engaged with the Company or its subsidiaries, including the Surviving Corporation, after the closing of the Acquisition, with the underlying shares having an aggregate value of $5.85 million. The number of underlying shares to such restricted stock units shall be calculated based upon the average closing price of the Company’s common stock on the New York Stock Exchange for the period beginning on the sixtieth (60th) trading day prior to the date of the Merger Agreement and ending the trading day immediately preceding the date of the Merger Agreement.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending October 31, 2023.

Credit Facility

On October 20, 2023, the Company entered into a credit agreement (the “Credit Agreement”) with Citizens Bank, N.A., as Administrative Agent (the “Agent”), lender, sole lead arranger and sole book runner. The Credit Agreement provides for an initial $30 million revolving credit facility (the “Revolving Facility”), which includes a subfacility for letters of credit. The limit for the letter for credit subfacility is equal to the lesser of (a) $10 million and (b) the aggregate amount of revolving commitments. To secure its obligations with respect to letters of credit, the Company may be required to provide collateral in the form of cash to the letter of credit issuer. The Company has initially borrowed $18,075,000 million under the Revolving Facility to partially fund the purchase price under the Merger Agreement and to pay fees and expenses in connection with its entry into the Revolving Facility.

In addition to the Revolving Facility, the Company may, from time to time, request incremental term loans and/or additional revolving commitments in an aggregate principal amount of up to $20 million.

Borrowings under the Revolving Facility may consist of ABR Loans and SOFR Loans. ABR Loans under the Credit Agreement will bear interest at a rate equal to the “Alternate Base Rate” (as defined in the Credit Agreement), plus the Applicable Margin (as defined in the Credit Agreement). The Alternate Base Rate for any date is the highest of (i) the Agent’s prime rate on such date, (ii) the federal funds effective rate on such date plus 0.50% per annum, and (iii) the Term SOFR in effect on such date for a one-month Interest Period (which shall not be less than 0.00%) plus 1% per annum. SOFR Loans will bear interest at a rate equal to “Term SOFR” (as defined in the Credit Agreement), which shall not be less than 0.00%, plus the Applicable Margin (as defined in the Credit Agreement). Upon the occurrence of an event of default, the interest rate on loans may be increased by 5.00%. With respect to any letter of credit borrowing or any interest, fee or other amount payable under the loan documents which shall not have been paid when due, the default rate equals the sum of (i) the Alternate Base Rate plus (ii) the Applicable Margin applicable to ABR revolving borrowings, plus (iii) 5.00% per annum.

The Credit Agreement contains customary representations, warranties, affirmative and negative covenants, events of default and indemnification provisions in favor of the Agent, lenders and their affiliates.

The commitments under Revolving Facility will terminate on October 19, 2026, unless terminated earlier, either at the request of the Company or, if an event of default occurs, at the request of the Required Lenders (as defined in the Credit Agreement) (or automatically in the case of certain bankruptcy-related events). Any incremental term loan will mature on the maturity date of such term loan, as set forth in the applicable incremental assumption agreement. Upon an event of default, the Agent, at the request of the Required Lenders, may declare loans, including incremental term loans, then outstanding to be due and payable in whole or in part, whereupon the principal of the loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of each loan party accrued under the loan documents, will become due and payable immediately.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ending October 31, 2023.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure included under the heading “Credit Facility” in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On October 23, 2023, the Company issued a press release announcing the Acquisition, a copy of which is being furnished herewith as Exhibit 99.1.

The information provided in this Item 7.01 (including Exhibit 99.1) shall not deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be incorporated by reference in any filing made by the Company pursuant to the Securities Act of 1933, as amended, other than to the extent that such filing incorporates by reference any or all of such information by express reference thereto.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No. Description

99.1 Press release, dated October 23, 2023.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ooma, Inc.

Date:	October 23, 2023	By:	/s/ Shig Hamamatsu
Shig Hamamatsu Chief Financial Officer